Exhibit 1(p)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         THE DREYFUS/LAUREL FUNDS, INC.

      Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General Corporation Law, The Dreyfus/Laurel Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office in Maryland in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation:

      FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation ("Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended ("Articles of Incorporation"), the Board has heretofore duly designated, in accordance with Section 2-105(c) of the Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at twenty-five billion (25,000,000,000) shares of capital stock, par value $.001 per share, amounting in the aggregate to a par value of twenty-five million dollars ($25,000,000). Such shares of capital stock have heretofore been classified by the Board among the series of the Corporation as follows:

Dreyfus Money Market Reserves, Class R
  (2 billion shares)
Dreyfus Money Market Reserves, Investor Class
  (2 billion shares)
Dreyfus U.S. Treasury Reserves, Class R
  (1 billion shares)
Dreyfus U.S. Treasury Reserves, Investor Class
  (1 billion shares)
Dreyfus Municipal Reserves, Class R
  (1 billion shares)
Dreyfus Municipal Reserves, Investor Class
  (1 billion shares)
Dreyfus Institutional Government Money Market Fund
  (2 billion shares)
Dreyfus Institutional Prime Money Market Fund
  (2 billion shares)
Dreyfus Institutional U.S. Treasury Money Market Fund
  (2 billion shares)
Dreyfus Premier Balanced Fund, Class R
  (50 million shares)
Dreyfus Premier Balanced Fund, Class A
  (50 million shares)
Dreyfus Premier Balanced Fund, Class B
  (50 million shares)
Dreyfus Premier Balanced Fund, Class C
  (50 million shares)
Dreyfus Bond Market Index Fund, BASIC Class
  (100 million shares)
Dreyfus Bond Market Index Fund, Investor Class
  (50 million shares)


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Dreyfus Disciplined Intermediate Bond Fund, Restricted Class
  (100 million shares)
Dreyfus Disciplined Intermediate Bond Fund, Investor Class
  (100 million shares)
Dreyfus Premier Limited Term Income Fund, Class R
  (100 million shares)
Dreyfus Premier Limited Term Income Fund, Class A
  (50 million shares)
Dreyfus Premier Limited Term Income Fund, Class B
  (50 million shares)
Dreyfus Premier Limited Term Income Fund, Class C
  (50 million shares)
Dreyfus Disciplined Equity Income Fund, Restricted Class
  (30 million shares)
Dreyfus Disciplined Equity Income Fund, Investor Class
  (20 million shares)
Dreyfus Disciplined Midcap Stock Fund, Restricted Class
  (66 million shares)
Dreyfus Disciplined Midcap Stock Fund, Investor Class
  (22 million shares)
Dreyfus Premier Small Company Stock Fund, Class R
  (41 million shares)
Dreyfus Premier Small Company Stock Fund, Class A
  (27 million shares)
Dreyfus Premier Small Company Stock Fund, Class B
  (50 million shares)
Dreyfus Premier Small Company Stock Fund, Class C
  (50 million shares)
Dreyfus Disciplined Stock Fund, Retail Class
  (165 million shares)
Dreyfus Disciplined Stock Fund, Institutional Class
  (80 million shares)
Dreyfus BASIC S&P 500 Stock Index Fund
  (70 million shares)
Dreyfus International Equity Allocation Fund, Restricted Class
  (36 million shares)
Dreyfus International Equity Allocation Fund, Investor Class
  (24 million shares)
Dreyfus Premier Large Company Growth Fund, Class R
  (100 million shares)
Dreyfus Premier Large Company Growth Fund, Class A
  (100 million shares)
Dreyfus Premier Large Company Growth Fund, Class B
  (100 million shares
Dreyfus Premier Large Company Growth Fund, Class C
  (100 million shares)

      SECOND: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation, the Board, in accordance with Sections 2-105, 2-605(a)(4) and 2-607(a)(2) of the Maryland General Corporation Law, establishes and designates the following Series and Classes of such Series effective October 30, 1997:

      Dreyfus Premier Tax Managed Growth Fund, Class A
            (100 million shares)
      Dreyfus Premier Tax Managed Growth Fund, Class B
            (100 million shares)
      Dreyfus Premier Tax Managed Growth Fund, Class C
            (100 million shares)
      Dreyfus Premier Tax Managed Growth Fund, Class T
            (100 million shares)

Shares of any Class or Classes of Dreyfus Premier Tax Managed Growth Fund may be redeemed at any time at the option of the Corporation by payment of the net asset value of the redeemed shares to the holders thereof. Dreyfus Premier Tax Managed Growth Fund or any Class thereof may be liquidated or dissolved by vote of a majority of the Directors of the Corporation without the approval of the shareholders of such Fund or Class. In the event of any such liquidation or dissolution of Dreyfus Premier Tax Managed Growth Fund or any Class thereof, the shareholders of such Fund or such liquidated or dissolved Class thereof shall be entitled to receive, when and as declared by the Directors of the Corporation, the excess of the assets belonging to such Fund, or in the case of a Class belonging to such Fund and allocated to that Class, over the liabilities allocated to such Fund or Class. The assets so distributable to the shareholders of the Dreyfus Premier Tax Managed Growth Fund or a Class thereof shall be distributed among such shareholders in proportion to the number of shares of such Fund or Class thereof held by them and recorded on the books of the Corporation.

      The Dreyfus Premier Tax Managed Growth Fund's Class A, Class B, Class C and Class T shares of Common Stock shall have, respectively, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation generally, subject to the following:

            (1) Assets of the Corporation attributable to the Class A, Class B, Class C and Class T Common Stock of Dreyfus Premier Tax Managed Growth Fund shall be invested in the same investment portfolio of such Series of the Corporation.

            (2) The proceeds of the redemption of a share of Common Stock (including a fractional share) to be paid to the holder thereof shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of issuance of such share of Common Stock.

            (3)(a)(i) Each share of Class B Common Stock of Dreyfus Premier Tax Managed Growth Fund, other than shares described in subparagraph (3)(a)(ii), shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A Common Stock of Dreyfus Premier Tax Managed Growth Fund on the date that is the first Corporation business day of the month in which the sixth anniversary date of the date of original issuance of the share falls or such other date as determined by the Board of Directors (the "Conversion Date"). With respect to shares of Class B Common Stock issued in an exchange or series of exchanges for shares of capital stock of another investment company pursuant to an exchange privilege granted by the Corporation (an "Eligible Fund"), other than for shares of such capital stock purchased through the automatic reinvestment of a dividend or a distribution with respect to such capital stock, the date of original issuance of the shares of Class B Common Stock for purposes of the first sentence of this subparagraph 3(a)(i) shall, if the terms of the exchange privilege granted by the Corporation so provide, be the date of issuance of the original shares of capital stock of such Eligible Fund, or the first Eligible Fund in the event of a series of exchanges.

                  (ii) Each share of Class B Common Stock of Dreyfus Premier Tax Managed Growth Fund (A) purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock, or (B) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares or capital stock of an Eligible Fund shall be segregated in a separate subaccount on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the subaccount of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A Common Stock. The number of shares in the holder's subaccount so converted shall bear the same relation to the total number of shares maintained in the subaccount on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to subparagraph (3)(a)(i) hereof bears to the total number of shares on the Conversion Date (immediately prior to conversion) of the Class B Common Stock of the holder after subtracting the shares then maintained in the holder's subaccount.

            (b) The number of shares of Class A Common Stock of Dreyfus Premier Tax Managed Growth Fund into which a share of Class B Common Stock is converted pursuant to subparagraph (3)(a) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A Common Stock for purposes of sales and redemption thereof on the Conversion Date.

            (c) On the Conversion Date, the shares of Class B Common Stock of Dreyfus Premier Tax Managed Growth Fund converted into shares of Class A Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted and any declared but unpaid dividends to the Conversion
Date) will cease. Certificates representing shares of Class A Common Stock resulting from the conversion need not be issued until certificates representing the shares of Class B Common Stock, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

            (d) The automatic conversion of the Class B Common Stock of Dreyfus Premier Tax Managed Growth Fund into Class A Common Stock as set forth in subparagraphs (3)(a) and (b) hereof may be suspended by action of the Board of Directors at any time that the Board of Directors determines (a) that there is not available a reasonably satisfactory ruling of the Internal Revenue Service and/or opinion of counsel to the effect that (x) the payment of different dividends with respect to the Class A Common Stock and the Class B Common Stock does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and
(y) the conversion of the Class B Common Stock does not constitute a taxable event under federal income tax law, or (b) that any other condition to conversion set forth in the Corporation's prospectus, as such prospectus may be amended from time to time, is not satisfied.

            (e) The automatic conversion of shares of Class B Common Stock of Dreyfus Premier Tax Managed Growth Fund into shares of Class A Common Stock as set forth in subparagraphs (3)(a) and (b) thereof may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of, the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by holders of the Class B Common Stock on any plan with respect to the Class A Common Stock proposed under Rule 12b-1 of the Investment Company Act of 1940, as amended, and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Class B Common Stock with alternative conversion of exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

      THIRD: The proceeds of the redemption of a share of Common Stock (including a fractional share) of Dreyfus Premier Large Company Growth Fund to be paid to the holder thereof shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of issuance of such share of Common Stock.

      FOURTH: The aggregate number of shares of all Classes and Series of the Corporation remains twenty-five billion (25,000,000,000), the par value per share remains $.001, and the aggregate par value of all authorized stock remains twenty-five million dollars ($25,000,000). Except as provided in the foregoing Articles SECOND and THIRD of these Articles of Amendment, the designation and aggregate number of shares of capital stock of each Series and Class that the Corporation is authorized to issue remain unchanged from those set forth in Article FIRST. All authorized shares not designated or classified above remain available for future designation and classification by the Board.

      FIFTH: The amendments contained herein were approved by a majority of the Board of Directors of the Corporation, and no stock of the Corporation entitled to be voted on the matters contained in the amendments set forth in these Articles of Amendment was outstanding or subscribed for at the time of approval thereof by the Board, and such amendments are permitted to be made without action by stockholders of the Corporation.

      SIXTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

      IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated: October 30, 1997             THE DREYFUS/LAUREL FUNDS, INC.


                                    By:    /s/ Mary Nelson
                                    Name:  Mary Nelson
                                    Title: Vice President

                                    Attest: /s/ Elizabeth Keeley
                                    Name:   Elizabeth Keeley
                                    Title:  Assistant Secretary